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                                  JOHN A. RICE
                                 P.O. BOX 20074
                                  Reno, Nevada
                                      89515



CARLETON VENTURES CORP.
Suite 306 - 1140 Homer Street
Vancouver, British Columbia
V6B 2X6


                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



I hereby consent to the inclusion of my reports dated December 2000, November 2001 and August 2002 entitled "Burner Hills Property Report", Elko County, Nevada with the Amendment No. 5 to the Form SB-2 Registration Statement to be filed by Carleton Ventures Corp. with the United States Securities and Exchange Commission.

Dated the 22 day of January, 2003.


/s/ John A. Rice
___________________________
JOHN A. RICE
CONSULTING GEOLOGIST